Exhibit 99.2

KUBRA Holdings, Inc. and subsidiaries, and KUBRA Data Transfer Ltd.

Condensed Combined and Consolidated Financial Statements (Unaudited) as of and for the Three Months Ended March 31, 2026

KUBRA HOLDINGS, INC. AND SUBSIDIARIES, AND KUBRA DATA TRANSFER LTD.

TABLE OF CONTENTS

Page
CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2026 (UNAUDITED):
Condensed Combined and consolidated Balance Sheets	1
Condensed Combined and consolidated Statements of Operations	2
Condensed Combined and consolidated Statements of Comprehensive Income	3
Condensed Combined and consolidated Statements of Stockholders’ Equity	4
Condensed Combined and consolidated Statements of Cash Flows	5
Notes to Condensed Combined and consolidated Financial Statements	6-16

KUBRA HOLDINGS, INC. AND SUBSIDIARIES, AND KUBRA DATA TRANSFER LTD.
CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS

	March 31, 2026 (Unaudited)	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 6,311,532	$ 7,687,799
Accounts receivable, net	34,835,086	30,868,253
Prepaid expenses	5,596,287	4,332,191
Inventories	2,440,986	2,585,192
Income tax receivable	1,148,060	1,388,327
Total current assets	50,331,952	46,861,762
NON-CURRENT ASSETS:
Security Investment	18,750	18,750
Property and equipment, net	4,683,361	5,209,295
Capitalized software development costs, net	33,079,918	29,864,432
Right of use assets—operating leases	6,019,012	6,853,751
Intangible assets—net	108,813,457	112,369,226
Goodwill	162,458,145	162,458,145
Total non-current assets	315,072,641	316,773,599
TOTAL ASSETS	$365,404,593	$363,635,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 17,509,697	$ 21,790,493
Intercompany note payable	12,540,361	12,415,789
Due to related party	5,031,823	5,395,378
Customer deposits	16,557,895	16,408,141
Deferred revenue	13,145,656	7,393,105
Lease liability—operating lease (current)	2,990,274	3,259,248
Total current liabilities	67,775,707	66,662,154
NON-CURRENT LIABILITIES:
Lease liability—operating lease (noncurrent)	3,331,717	3,912,596
Lease liability—finance lease (noncurrent)	1,144,003	1,255,412
Deferred revenue	1,661,494	1,238,635
Deferred tax liability	32,097,552	32,918,499
Total non-current liabilities	38,234,766	39,325,142
Total liabilities	$ 106,010,473	$ 105,987,296
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value of - 10,000,000 shares authorized, 3,912,977 shares issued and outstanding,	3,913	3,913
Additional paid in capital	151,115,587	151,115,587
Accumulated other comprehensive income (loss)	7,519,931	7,657,492
Retained earnings	100,754,690	98,871,073
Total stockholders’ equity	$ 259,394,120	$ 257,648,065
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 365,404,593	$ 363,635,361
The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

KUBRA HOLDINGS, INC. AND SUBSIDIARIES, AND KUBRA DATA TRANSFER LTD.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)
	2026	2025
REVENUE	$65,102,942	$58,382,475
COST OF REVENUE	34,268,253	34,329,236
GROSS PROFIT	30,834,689	24,053,238
OPERATING EXPENSES:
Research and development	12,621,352	12,012,896
Sales and marketing	2,699,853	2,740,973
General and administrative	12,570,988	9,828,544
Total operating expenses	27,892,193	24,582,413
INCOME FROM OPERATIONS	2,942,496	(529,175)
OTHER EXPENSE:
Interest expense	124,572	214,813
Foreign exchange loss	231,016	103,999
Other	-	-
Total other expense	355,588	318,811
INCOME BEFORE INCOME TAXES	2,586,908	(847,986)
INCOME TAX EXPENSE	(703,291)	196,255
NET INCOME	$1,883,617	$(651,730)
The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

KUBRA HOLDINGS, INC. AND SUBSIDIARIES, AND KUBRA DATA TRANSFER LTD.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)
	2026	2025
NET INCOME	$1,883,617	$(651,730)
OTHER COMPREHENSIVE (LOSS) INCOME – Foreign currency translation adjustments	(137,561)	(822)
OTHER COMPREHENSIVE INCOME	$1,746,056	$(652,553)
The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

KUBRA HOLDINGS, INC. AND SUBSIDIARIES, AND KUBRA DATA TRANSFER LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
BALANCE, December 31, 2024	$3,913	$151,115,587	$88,065,950	$7,745,765	$246,931,215
Net income	-	-	(651,730)	-	(651,730)
Other comprehensive income (loss)	-	-	-	(822)	(822)
BALANCE, March 31, 2025 (Unaudited)	$3,913	$151,115,587	$87,414,220	$7,744,943	$246,278,662
BALANCE, December 31, 2025	$3,913	$151,115,587	$98,871,073	$7,657,492	$257,648,065
Net income	-	-	1,883,617	-	1,883,617
Other comprehensive income (loss)	-	-	-	(137,561)	(137,561)
BALANCE, March 31, 2026 (Unaudited)	$3,913	$151,115,587	$100,754,690	$7,519,931	$259,394,120

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

KUBRA HOLDINGS, INC. AND SUBSIDIARIES, AND KUBRA DATATRANSFER LTD.
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	1,883,617	(651,730)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,063,039	5,999,682
Non-cash lease expense—operating leases	(25,389)	(21,018)
Loss (gain) on disposal of property and equipment	(4,500)	-
Non-cash interest expense	124,572	108,017
Deferred taxes	(814,875)	(814,875)
Changes in operating assets and liabilities:
Accounts receivable	(3,966,833)	2,577,144
Prepaid expenses and other current assets	(1,264,096)	2,135
Inventories	144,206	(122,486)
Accounts payable and accrued expenses	(4,280,796)	(2,115,579)
Deferred revenue	6,175,410	724,634
Customer deposits	149,754	(172,113)
Other	(363,555)	(631,412)
Net cash provided by operating activities	3,820,555	4,882,399
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(5,092,898)	(5,125,534)
Purchases of property and equipment	(103,923)	68,335
Net cash used in investing activities	(5,196,821)	(5,057,200)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	-	(535,187)
Net cash used in financing activities	-	(535,187)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,376,267)	(709,988)
CASH AND CASH EQUIVALENTS—Beginning of period	$7,687,799	$3,401,438
CASH AND CASH EQUIVALENTS—End of period	$6,311,532	$2,691,450
SUPPLEMENTAL DISCLOSURES OF CASH FLOWINFORMATION:
Cash paid for interest	-	$214,813
The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

KUBRA HOLDINGS, INC. AND SUBSIDIARIES, AND KUBRA DATA TRANSFER LTD.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

1.
DESCRIPTION OF BUSINESS

KUBRA Data Transfer Ltd. (the "King Canada") is a Canadian company incorporated under the laws of Ontario in 1992. KUBRA Holdings, Inc. and subsidiaries, a Delaware corporation (“King US”, and together with King Canada, the “Company”). The Company is an industry-leading provider of customer experience management solutions to some of the largest utility, government, and insurance entities in North America. The Company’s platform offering includes billing and payments, alerts and preference management, artificial intelligence solutions, mobile apps, and utility mapping solutions.

The Company is located and headquartered in Mississauga, Ontario. Other offices operated by the Company are in Piscataway, New Jersey, Coppell, Texas, Gardena, California and Tempe, Arizona. All subsidiaries are wholly owned by the Company. The Company’s revenues are derived primarily from operations in the United States and Canada.

Risks and Uncertainties:

The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital to fund operations, competition from substitute products and services from larger companies, protection of proprietary technology, dependence on key individuals, and risks associated with changes in information technology.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The combined and consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). These unaudited condensed combined and consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and the requirements of ASC 270, Interim Reporting. Accordingly, they do not include all of the information and footnote disclosures required by U.S. GAAP for complete annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company's financial position, results of operations, and cash flows for the interim periods presented have been included. The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026, or for any other interim period. These interim financial statements should be read in conjunction with the Company's audited combined and consolidated financial statements and related notes as of and for the year ended December 31, 2025.

Basis of Consolidation:

The combined and consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, KUBRA Management Inc., KUBRA Holdings Inc., KUBRA Investment Corp., KUBRA Acquisition Corp., KUBRA Data Transfer Ltd. (U.S.), KUBRA America West Inc., KUBRA America South East Inc., KUBRA Tennessee LLC, FormMaker Software Inc., KUBRA Arizona Inc., Matrix Digital Technologies Inc., Newbridge Information Services, Inc and DropCountr Inc. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements, and the reported amounts of income and expense during the reporting period. The most significant estimates relate to the selection of useful lives of property and equipment, capitalization of internally developed software and associated useful lives, acquired intangible assets, allowance for credit losses. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the combined and consolidated financial statements; therefore, actual results could differ from those estimates.

Concentrations of Credit Risk:

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company holds its excess cash in checking accounts with one of the major financial institutions.

3.
PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2026 and December 31, 2025, are composed of the following:

	March 31, 2026	December 31, 2025
Computer equipment	$12,016,467	$12,094,019
Furniture and equipment	29,117,354	29,098,135
Other	9,066,712	8,904,456
Total property and equipment	50,200,533	50,096,610
Less: Accumulated depreciation	45,517,173	44,887,315
Property and equipment—net	$4,683,361	$5,209,295

Total depreciation expense for the three months ended March 31, 2026, and 2025, was $629,858 and $806,189, respectively.

4.
CAPITALIZED SOFTWARE

Capitalized software as of March 31, 2026 and December 31, 2025, consisted of the following:

	March 31, 2026	December 31, 2025
Capitalized software	$48,487,812	$43,394,914
Less: Accumulated amortization	(15,407,894)	(13,530,482)
	$33,079,918	$29,864,432

Total amortization expense for the three months ended March 31, 2026, and 2025, was $1,877,412 and $1,257,343, respectively.

5.
INTANGIBLES

Intangibles as of March 31, 2026 and December 31, 2025, consisted of the following:

	March 31, 2026	December 31, 2025
Trade names	$26,130,000	$26,130,000
Customer lists	245,000,000	245,000,000
Database/Tech	24,750,726	24,750,726
Subtotal	295,880,726	295,880,726
Less accumulated amortization	(187,067,269)	(183,511,500)
	$108,813,457	$112,369,226

Total amortization expense for intangibles for the three months ended March 31, 2026 and 2025, was $3,555,769 and $3,555,769, respectively. There have been no material changes to the expected future amortization schedule disclosed in Note 5 to the Company's audited combined and consolidated financial statements as of and for the year ended December 31, 2025.

6.
LEASES

The Company leases certain real estate and equipment under various third-party operating and finance lease agreements. The leases are non-cancelable and expire on various terms through 2030. The Company does not have any leases that impose restrictions or covenants. The Company maintains security deposits totaling $80 and $80 as of March 31, 2026, and December 31, 2025, respectively, in conjunction with its current leases.

Total lease cost for the three months ended March 31, 2026 and 2025 was $1,397,032 and $1,321,039, respectively, primarily consisting of operating lease cost, finance lease amortization and interest expense, and short-term lease cost. There have been no material changes to the Company's lease cost components, supplemental cash flow disclosures, or right-of-use assets obtained in exchange for lease liabilities from those disclosed in Note 6 to the Company's audited combined and consolidated financial statements as of and for the year ended December 31, 2025.

The following table includes the weighted-average lease terms and discount rates for operating and finance leases as of December 31, 2025, and 2024, are as follows:

Weighted-average remaining lease term:	March 31, 2025	December 31, 2025
Operating leases	2.74 years	2.86 years
Finance leases	3.34 years	3.58 years
Weighted-average discount rate:
Operating leases	3.49%	3.37%
Finance leases	6.21%	4.65%

As of March 31, 2026 and December 31, 2025, total operating and finance lease right-of-use assets were $9,239,320 and $9,086,513, respectively. As of March 31, 2026 and December 31, 2025, total operating and finance lease liabilities were $7,901,276 and $8,855,725, respectively, of which $3,425,556 and $3,687,717 were classified as current, respectively. There have been no material changes to the Company's future lease maturity schedule from that disclosed in Note 6 to the Company's audited combined and consolidated financial statements as of and for the year ended December 31, 2025.

7.
COMMITMENTS AND CONTINGENCIES

Leases:

The Company leases office spaces under non-cancelable operating lease agreements, which expire from 2025 through 2030. The Company is required to pay property taxes, insurance, and normal maintenance costs for certain of these facilities and will be required to pay any increases over the base year of these expenses on the remainder of the Company’s facilities.

Sales Tax:

From time to time, the Company may be subject to various sales tax assessments, audits, and claims. In connection with ongoing state and local tax compliance and recent economic nexus evaluations, the Company has identified potential sales and use tax liabilities in various jurisdictions.

Subscription — The Company determined that it was required to pay sales and use tax in various jurisdictions. Accordingly, the Company has recorded a liability of $1,931,677 and $1,723,775 as of March 31, 2026 and December 31, 2025, respectively, for the amount it estimates that it did not collect from customers. If these jurisdictions determine that additional amounts are necessary, the Company will be required to pay accordingly. Sales tax expense is included in general and administrative expenses on the combined and consolidated statement of operations.

EZ Pay — Based on the interpretation of state tax regulations the Company believes it is reasonably possible that a sales and use tax liability has been incurred for certain revenue streams. However, the Company is currently unable to reasonably estimate the ultimate amount or range of this potential loss. The inability to estimate the liability is primarily driven by complexities related to sales sourcing rules, specifically the varying, jurisdiction-specific criteria for classifying and assigning customer transactions across multiple taxing authorities.

Because the ultimate sourcing determinations and corresponding assessment methodologies remain subject to significant ongoing uncertainty, the Company cannot determine a reliable estimate of the liability. The Company continues to evaluate its historical transactions and filing positions and will record an accrual in the period that the liability becomes probable and reasonably estimable.

Litigation:

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims. In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products, when used for their intended purposes, infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

From time to time, the Company is subject to various claims that arise in the ordinary course of business. Management believes that any liability of the Company that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations, or cash flows of the Company.

8.
COMMON STOCK

As of March 31, 2026, and December 31, 2025, the Company had 10,000,000 shares of common stock authorized and 3,912,977 shares of common stock issued for purposes of satisfying conversion of preferred stock, the exercise of warrants, the exercise and future grant of common stock options, and for purposes of any future business acquisitions and transactions.

9.
INCOME TAXES

Income tax expense (benefit) and the Company's effective tax rate for the three months ended March 31, 2026 and fiscal year ended December 31, 2025 were as follows:

	Three Months Ended March 31,
	2026	2025
Income (loss) before income taxes	$ 2,586,908	$ (847,986)
Current income tax expense [Update]	1,518,166	618,620
Deferred income tax benefit [Update]	(814,875)	(814,875)
Total income tax expense (benefit)	$ 703,291	$ (196,255)
Effective tax rate	27.2%	23.1%

The Company's effective tax rate was 27.2% for the three months ended March 31, 2026, compared to 23.1% for the three months ended March 31, 2025. Because the three months ended March 31, 2025 reflected a loss before income taxes, the rate for that period represents a tax benefit, and a direct period-over-period comparison of the two rates is not meaningful. The Company's effective tax rate differs from the U.S. federal statutory rate of 21% for each period presented primarily as a result of state and local income taxes, net of the related federal benefit and the effect of the Company's Canadian operations, which are subject to a combined Canadian federal and Ontario provincial statutory rate of approximately 26.5%.

The change in the Company's effective tax rate for the three months ended March 31, 2026 as compared with the effective tax rate for the year ended December 31, 2025 of 23.8% is primarily attributable to the loss reported over the same period. There have been no significant variations in the customary relationship between income tax expense and income (loss) before income taxes for the interim periods presented.

The Company assesses the realizability of its deferred tax assets at each interim reporting date, weighing all available positive and negative evidence, including the scheduled reversal of existing taxable temporary differences, projected future taxable income, the carryforward periods available, and available tax planning strategies. There is no change to the valuation allowance assertion recorded at the fiscal year ended December 31, 2025.

Net deferred tax liabilities were $32,097,552 and $32,918,499 as of March 31, 2026 and December 31, 2025, respectively, a decrease of $820,947 during the three months ended March 31, 2026. The net deferred tax liability relates primarily to differences between the financial reporting and income tax bases of the Company's intangible assets. The decrease during the period resulted primarily from the reversal of these taxable temporary differences through amortization for financial reporting purposes and from foreign currency translation on the Canadian component of the balance of $814,875 and $6,072, respectively. There have been no material changes to the components of the Company's net deferred tax assets and liabilities, or to the components of the income tax provision and the reconciliation of the provision to the U.S. federal statutory rate, from those disclosed in Note 9 to the Company's audited combined and consolidated financial statements as of and for the year ended December 31, 2025. Consistent with ASC 270 and Rule 10-01(a)(5) of Regulation S-X, the annual tabular rate reconciliation and the components of deferred tax assets and liabilities are not repeated in these interim financial statements.

With few exceptions, the Company is no longer subject to U.S. federal or state and local income tax examinations for years before 2015, and is no longer subject to income tax examinations by Canadian tax authorities for years before 2018.

The Company's U.S. operations are included in the consolidated U.S. federal income tax return of Hearst Communications, Inc. (“Seller”) and in certain combined and consolidated state and local income tax returns filed by Seller. The Company's Canadian operations file separate income tax returns in Canada. Income tax expense reflected in these condensed combined and consolidated financial statements has been determined for the Company's U.S. operations using the separate return method, under which the Company computes current and deferred income taxes as if it were a separate taxpayer filing its own returns. Current income taxes payable or receivable with respect to those operations are settled with Seller under a tax-sharing agreement, pursuant to which the Company is generally charged for the amount of federal, state, and local income tax it would have paid, or credited for the benefit it would have received, on a stand-alone basis, with the resulting amounts settled in cash. There were no changes during the three months ended March 31, 2026 or 2025 in the method by which the consolidated amounts of current and deferred income tax expense are allocated to the Company, or in the method of determining the related balances due to or from affiliates.

Tax-related balances due from and to Hearst and its affiliates consisted of an income tax receivable of $1,148,060 and $1,388,327 as of March 31, 2026 and December 31, 2025, respectively. See the Related-Party Transactions note for additional information regarding the Company's transactions with Hearst.

10.
RELATED-PARTY TRANSACTIONS

The Company enters into transactions with Hearst Communications, Inc. ("Hearst") and its affiliates in the ordinary course of business. These transactions include financing arrangements, allocations of corporate and administrative expenses, insurance costs, tax-sharing arrangements, and reimbursement of expenditures paid by Hearst on behalf of the Company.

Hearst provides certain corporate, administrative, management, insurance, treasury, legal, information technology, and other shared services to the Company. Charges for these services are allocated to the Company pursuant to intercompany arrangements and allocation methodologies established by Hearst. Management believes the allocation methodologies are reasonable and reflect the costs of services provided.

The Company is included in Hearst's combined and consolidated federal income tax return and certain state and local income tax filings. Income tax expense is allocated to the Company pursuant to a tax-sharing agreement with Hearst.

The Company's disclosures required by ASC 740-10-50-17 as a member of a group that files a consolidated income tax return, including the principal provisions of the method of allocating current and deferred income tax expense and the tax-related balances due to and from affiliates, are presented in Note 9.

Expenses allocated to the Company for shared services, insurance, management fees, and tax-related services included in General and administrative in the combined and consolidated statements of operations totaled $3,412,112 and $2,133,098, for the three months ended March 31, 2026 and 2025, respectively.

During the three months ended March 31, 2026 and 2025, the Company made principal repayments of $0 and $535,187, respectively. Interest expense recorded in the combined and consolidated statements of operations related to the note was $124,572 and $108,017 for the three months ended March 31, 2026 and 2025, respectively.

11.
RISKS AND CONCENTRATIONS

The Company is potentially subject to concentration of credit risk primarily through its accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for expected credit losses. The Company generally does not require collateral. Credit risk is mitigated by the large and diverse nature of the Company's customer base.

No customer represented more than 10% of total accounts receivable as of both March 31, 2026 and December 31, 2025. One customer represented more than 10% of the Company's total revenue for the three months ended March 31, 2026, with revenue from this customer totaling $8,722,510. No customer represented more than 10% of the Company's total revenue for the three months ended March 31, 2025.

12.
SUBSEQUENT EVENTS

On March 30, 2026, the Company's parent entered into a definitive agreement pursuant to which the Company would be acquired by REPAY Holdings Corporation ("REPAY"). This agreement was entered into during the three months ended March 31, 2026, prior to the balance sheet date. The acquisition closed on June 1, 2026, subsequent to the balance sheet date, and constitutes a subsequent event with respect to these interim financial statements. Management evaluated subsequent events through August 14, 2026, the date these condensed combined and consolidated financial statements were available to be issued.